Exhibit 10.1

Third Amendment to Employment Agreement

This Third Amendment to Employment Agreement (this “Third Amendment”) is made as of May 29, 2009 (the “Effective Date”) between Scientific Games Corporation, a Delaware corporation (“SGC” or the “Company”), and A. Lorne Weil (“Executive”) (collectively the “Parties”).

WHEREAS, Executive has been employed pursuant to an Employment Agreement effective as of January 1, 2006 between the Parties (the “2006 Agreement”) as clarified by a letter agreement dated as of August 2, 2007 by the Parties regarding amounts payable under the Company’s Elective Deferred Compensation Plan (formerly known as the Key Executive Deferred Compensation Plan) (the “EDCP Payment Letter”) and as amended by the Amendment dated as of May 1, 2008 between the Parties (the “May 2008 Amendment”) and the Amendment dated as of December 30, 2008 between the Parties (the “December 2008 Amendment” and together with the 2006 Agreement, the EDCP Payment Letter, and the May 2008 Amendment, the “Agreement”); and

WHEREAS, the Parties wish to further amend the Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.             Agreement Remains In Effect; Definitions.  Except as specifically provided herein, all terms of the Agreement shall remain in effect.  References to “this Agreement,” “herein,” “hereof,” “hereby” and words of similar import in the 2006 Agreement shall refer to the 2006 Agreement as amended by this Third Amendment, the December 2008 Amendment, the May 2008 Amendment and the EDCP Payment Letter, all of which shall be read together as a single agreement.  References in the Agreement to Sections, Subsections, paragraphs and clauses thereof shall refer to those Sections, Subsections, paragraphs and clauses as the same are amended by the terms of this Third Amendment.  As amended by this Third Amendment, the December 2008 Amendment, the May 2008 Amendment, the EDCP Payment Letter, and the 2006 Agreement are hereby ratified, confirmed and continued by the Parties.  Capitalized terms that are used but not defined in this Third Amendment shall have the meanings given to them in the Agreement.

2.             Amendment to Section 2 of Agreement.  The second sentence of Section 2 of the Agreement is hereby amended by replacing the date “December 31, 2011” with the date “December 31, 2013”.

3              Amendments to Section 4 of Agreement.

(a) The following sentence hereby amends and replaces the next-to-the-last sentence of Section 4(a) of the Agreement:

“Notwithstanding the foregoing, (a) the Base Salary for 2010 shall be equal to the product of (I) one million dollars ($1,000,000.00) multiplied by (II) the sum of 1 plus a fraction the numerator of which is the difference between the CPI for December 2009 and the CPI for December 2008 and the denominator of which is the CPI for December 2008 (provided, that if such fraction is zero or a negative number, the Base Salary for 2010 shall be the amount set forth in (I) of this clause (a); (b) the Base Salary for 2011 shall be equal to the product of (I) one million dollars ($1,000,000.00) multiplied by (II) the sum of 1 plus a fraction the numerator of which is the difference between the CPI for December 2010 and the CPI for December 2008 and the denominator of which is the CPI for December 2008 (provided, that if such fraction is zero or a negative number, the Base Salary for 2011 shall be the same as the Base Salary for 2010); (c) the Base Salary for 2012 shall be equal to the product of (I) one million dollars ($1,000,000.00) multiplied by (II) the sum of 1 plus a fraction the numerator of which is the difference between the CPI for December 2011 and the CPI for December 2008 and the denominator of which is the CPI for December 2008 (provided, that if such fraction is zero or a negative number, the Base Salary for 2012 shall be the same as the Base Salary for 2011); (d) the Base Salary for 2013 shall be equal to the product of (I) one million dollars ($1,000,000.00) multiplied by (II) the sum of 1 plus a fraction the numerator of which is the difference between the CPI for December 2012 and the CPI for December 2008 and the denominator of which is the CPI for December 2008 (provided, that if such fraction is zero or a negative number, the Base Salary for 2013 shall be the same as the Base Salary for 2012); and (e) if the Term is extended past December 31, 2013 pursuant to Section 2 hereof, the Base Salary for each such one-year extension term, unless otherwise agreed in writing by Executive and the Company, shall be (I) one million dollars ($1,000,000.00) multiplied by (II) the sum of 1 plus a fraction the numerator of which is the difference between the CPI for December of the year immediately preceding such extension term and the CPI for December 2008 and the denominator of which is the CPI for December 2008 (provided, that if such fraction is zero or a negative number, the Base Salary for such extension term shall be the same as the Base Salary for the year immediately preceding such extension term).”

(b) Section 4(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Incentive Compensation.  During each year of the Term beginning with (and including) 2009, Executive shall receive a bonus (the “Target Bonus”) of 100% of Base Salary for such year.  For the avoidance of doubt, such bonus shall not be subject to performance targets or other performance criteria.  The Target Bonus for each year shall be paid to Executive at the time that incentive compensation is paid to the Company’s senior executives for such year, but in no event later than March 31 of the following year, except that the Company shall make available to Executive an opportunity to defer receipt of such compensation under a deferred compensation plan that may be maintained by the Company at the relevant time.  Executive’s entitlement to incentive compensation for years prior to 2009 shall continue to be governed by the terms of this Section 4(b) as in effect prior to the effective date of the Third Amendment to this Agreement as of May 29, 2009.”

(c) The first sentence of Section 4(c) of the Agreement is hereby amended by deleting the words “during 2010 and 2011” and replacing such words with the words “during 2010, 2011, 2012 and 2013”.

4.             Amendment to Section 5 of Agreement.  Section 5(a)(iv) of the Agreement is hereby amended and restated in its entirety as follows:

“In lieu of any incentive compensation or bonus under Section 4(b) for the year of termination, an amount equal to the Target Bonus for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination.  Such sum will be payable in a lump sum in accordance with Section 5(f) of the Agreement;”

5.             Correction of Section 3 of December 2008 Amendment.  In Section 3 of the December 2008 Amendment, the phrase “and ending with “addition”” is hereby deleted and replaced by the phrase “and ending with “additional””.

6.             Amendment of Fourth “Whereas” Clause of May 2008 Amendment.  The fourth “Whereas” clause of the May 2008 Amendment is hereby amended by adding the following words at the end of the parenthetical clause thereof, after the words “Section 2 hereof” and before the closed parenthesis: “or may be extended by a further amendment of Section 2 of the 2006 Agreement”.

7.             Amendment of Section 7(a) of May 2008 Amendment. Section 7(a) of the May 2008 Amendment is hereby amended by deleting the words “the first business day immediately following the end of the Term on December 31, 2011, but in no event later than the tenth business day immediately following such end of the Term” and replacing such words with the words “the first business day immediately following December 31, 2011, but in no event later than the tenth business day immediately following December 31, 2011”.

8.             Amendment of the first sentence of Section 10 of the May 2008 Amendment.  Section 10 of the May 2008 Amendment is hereby amended by deleting the opening words “Throughout the Term as extended by (and subject to further extensions pursuant to) this Amendment,” and replacing such words with the words “Throughout the Term (and subject to further extensions),”.

9.             Governing Law.  This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions or where the parties are located at the time a dispute arises.

10.           Titles and Captions.  All paragraph titles or captions in this Amendment are for convenience only and in no way define, limit, extend or describe the scope or intent of any provision hereof.

11.           Counterparts.  This Third Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Third Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Third Amendment.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Third Amendment on May 29, 2009, to be deemed effective as of the Effective Date first above written.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Joseph R. Wright
Name:	Joseph R. Wright
Title:	Chief Executive Officer

EXECUTIVE

A. Lorne Weil

Name: A. Lorne Weil